Registration Statement No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BEACON POWER CORPORATION (Exact Name of Registrant as Specified in Charter)
DELAWARE (State or Other Jurisdiction of Incorporation)	04-3372365 (IRS Employer Identification No.)
234 BALLARDVALE STREET WILMINGTON, MA (Address of Principal Executive Offices)	01887 (Zip Code)
Third Amended and Restated 1998 Stock Incentive Plan Amendment to Beacon Power Corporation Employee Stock Purchase Plan and Non-Plan Stock Option Grant (Full Title of the Plans)
F. William Capp President and Chief Executive Officer Beacon Power Corporation 234 Ballardvale Street Wilmington, MA 01887 (Name and Address of Agent for Service)
978-694-9121 (Telephone Number, including Area Code of Agent for Service)
with a copy to: Albert L. Sokol, Esq. Edwards & Angell, LLP 101 Federal Street Boston, MA 02110

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.01 par value	15,100,000(2)	$1.56	$23,556,000	$2,772.54
(1)

These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance Rule 457(h) based upon the average of the high and low prices for shares of the Registrant on the NASDAQ Capital Market on March 15, 2006.

(2)

Shares of the Registrant’s common stock being registered hereby are accompanied by the Registrant’s preferred stock purchase rights. Until the occurrence of certain prescribed events, such rights are not exercisable, are evidenced by each certificate for common stock and will be transferred along with and only with the common stock.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 15,000,000 shares of common stock of Beacon Power Corporation (the "Registrant") issuable under the Registrant's Third Amended and Restated 1998 Stock Incentive Plan and the Amended Employee Stock Purchase Plan. This Registration Statement also registers 100,000 shares of common stock issuable upon exercise of a non-qualified stock option granted to Lisa W. Zappala, a member of the Registrant's board of directors ("Zappala"), pursuant to the terms of an agreement between the Registrant and Zappala, which is included as Exhibit 4.3 to this Registration Statement (the "Non-Plan Stock Option Grant").

As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the Beacon Power Corporation Second Amended and Restated 1998 Stock Incentive Plan and the Beacon Power Corporation Employee Stock Purchase Plan: Registration Statement No. 333-50260, filed on November 20, 2000.

On July 26, 2005, the Board of Directors of the Registrant approved and adopted the Registrant's Third Amended and Restated 1998 Stock Incentive Plan to amend and restate the Registrant's Second Amended and Restated 1998 Stock Incentive Plan. The amendment and restatement increased the number of shares of common stock, par value $0.01 per share, of the Registrant reserved for issuance from 9,000,000 to 23,000,000 shares. The Registrant's stockholders approved the Third Amended and Restated 1998 Stock Incentive Plan at the annual meeting of stockholders held on November 17, 2005. Accordingly, as amended, the total number of shares of common stock available under the Second Amended and Restated 1998 Stock Incentive Plan is 23,000,000, of which 14,000,000 shares are being registered hereunder.

On July 26, 2005, the Board of Directors of the Registrant approved and adopted an amendment to the Registrant's Employee Stock Purchase Plan to increase the number of shares of common stock, $0.01 par value per share, of the Registrant reserved for issuance under the Employee Stock Purchase Plan from 1,000,000 to 2,000,000 shares. The Registrant's stockholders approved the amendment to the Employee Stock Purchase Plan at the annual meeting of stockholders held on November 17, 2005. Accordingly, as amended, the total number of shares of common stock available under the Employee Stock Purchase Plan is 2,000,000, of which 1,000,000 shares are being registered hereunder.

The aggregate number of shares being registered hereunder for both the Third Amended and Restated 1998 Stock Incentive Plan and the Employee Stock Purchase Plan is 15,000,000 shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 as it pertains to the Non-Plan Stock Option Grant is omitted from this filing in accordance with the provisions of

Rule 424 under the Securities Act of 1933, as amended. The documents containing the information specified in Part I will be delivered to Zappala as required by Rule 428(b)(1). These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which the Registrant has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference:

(a)       The Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2004, filed with the SEC on February 21, 2006;

(b)       All reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2004; and

(c)        The description of the Registrant's Common Stock, contained in the Registrant's registration statement on Form 8-A filed under Section 12 of the Exchange Act on October 11, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides, in effect, that any person made a party to any action by reason of the fact that he is or was serving as a director, officer, employee or other agent of a corporation, or in such a capacity with another entity at the request of the corporation, may and, in certain cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against reasonable expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or other agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

The Registrant's certificate of incorporation provides that none of its directors or officers or other parties whom it has requested to serve as directors, officers, trustees or in similar capacities with other entities shall be liable to the Registrant or its stockholders for monetary damages deriving from an action to which such persons were party on account of them serving the Registrant or at its request to the fullest extent not prohibited by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements, the Registrant will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant. The Registrant also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of its directors and officers.

Item 8. Exhibits.

Exhibit

Number	Description of Exhibit

4.1	Third Amended and Restated 1998 Stock Incentive Plan of Beacon Power Corporation

4.2	Beacon Power Corporation Employee Stock Purchase Plan

4.3	Director's Option Agreement, dated July 25, 2005, between Beacon Power Corporation and Lisa W. Zappala (Incorporated by reference from the Form 8-K filed on May 24, 2005 (File No. 001-16171)).

5	Opinion of Edwards Angell Palmer & Dodge LLP, counsel to Beacon Power Corporation

23.1	Consent of Miller Wachman LLP (independent accountants)

23.2	Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5)

24	Power of Attorney (included on signature pages to this Registration Statement)

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (A) paragraphs (i) and (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and (B) paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on this 22nd day of March, 2006.

BEACON POWER CORPORATION

By: _/s/ F. William Capp

Name: F. William Capp

Title: President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints each of F. William Capp and James M. Spiezio his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to this Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer so acting deems advisable.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ F. William Capp	President and Chief Executive Officer, and Director
F. William Capp	(Principal Executive Officer)	March 22, 2006
/s/ James M. Spiezio	Vice President of Finance, Chief Financial Officer, Treasurer and Secretary
James M. Spiezio	(Principal Financial and Accounting Officer)	March 22, 2006
/s/ Stephen P. Adik
Stephen P. Adik	Director	March 22, 2006

/s/ John C. Fox
John C. Fox	Director	March 22, 2006
/s/ Jack P. Smith
Jack P. Smith	Director	March 22, 2006
/s/ Kenneth M. Socha
Kenneth M. Socha	Director	March 22, 2006
/s/ William E. Stanton
William E. Stanton	Director	March 22, 2006
/s/ Lisa W. Zappala
Lisa W. Zappala	Director	March 22, 2006

INDEX TO EXHIBITS

Exhibit

Number	Description of Exhibit

4.1	Third Amended and Restated 1998 Stock Incentive Plan of Beacon Power Corporation

4.2	Beacon Power Corporation Employee Stock Purchase Plan

4.3	Director's Option Agreement, dated July 25, 2005, between Beacon Power Corporation and Lisa W. Zappala (Incorporated by reference from the Form 8-K filed on May 24, 2005 (File No. 001-16171)).

5.1	Opinion of Edwards Angell Palmer & Dodge LLP, counsel to Beacon Power Corporation

23.1	Consent of Miller Wachman LLP (independent accountants)

23.2	Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages to this Registration Statement)